 EXHIBIT 8.1

List of Subsidiaries

AU Optronics Corp., a corporation organized under the laws of the Republic of China, has 53 subsidiaries as of December 31, 2015:

1.	AU Optronics (L) Corp., a corporation organized under the laws of Malaysia;
2.	AU Optronics Corporation America, a corporation organized under the laws of California, United States of America;
3.	AU Optronics Corporation Japan, a corporation organized under the laws of Japan;
4.	AU Optronics Europe B.V., a corporation organized under the laws of the Netherlands;
5.	AU Optronics Korea Ltd., a corporation organized under the laws of South Korea;
6.	AU Optronics Singapore Pte. Ltd., a corporation organized under the laws of Singapore;
7.	AU Optronics (Shanghai) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
8.	AU Optronics (Xiamen) Corp., a corporation organized under the laws of the People’s Republic of China;
9.	AU Optronics (Suzhou) Corp., Ltd., a corporation organized under the laws of the People’s Republic of China;
10.	AU Optronics (Czech) s.r.o., a corporation organized under the laws of the Czech Republic;
11.	AU Optronics Manufacturing (Shanghai) Corp., a corporation organized under the laws of the People’s Republic of China;
12.	AU Optronics (Slovakia) s.r.o., a corporation organized under the laws of Slovakia;
13.	AUO Energy (Tianjin) Corp., a corporation organized under the laws of the People’s Republic of China;
14.	AUO Green Energy America Corp., a corporation organized under the laws of the Delaware, United States of America;
15.	AUO Green Energy Europe B.V., a corporation organized under the laws of the Netherlands;
16.	BriView (Xiamen) Corp., a corporation organized under the laws of the People’s Republic of China;
17.	Darwin Precisions (L) Corp., a corporation organized under the laws of Malaysia;
18.	Darwin Precisions (Hong Kong) Limited, a corporation organized under the laws of Hong Kong;
19.	Darwin Precisions (Suzhou) Corp., a corporation organized under the laws of the People’s Republic of China;
20.	Darwin Precisions (Xiamen) Corp., a corporation organized under the laws of the People’s Republic of China;
21.	Darwin Precisions (Chengdu) Corp., a corporation organized under the laws of the People’s Republic of China;
22.	Huizhou Bri-King Optronics Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
23.	BriView (Hefei) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
24.	Konly Venture Corp., a corporation organized under the laws of the Republic of China;
25.	Ronly Venture Corp., a corporation organized under the laws of the Republic of China;
26.	Darwin Precisions Corporation, a corporation organized under the laws of the Republic of China;
27.	Taiwan CFI Co., Ltd. (previously named as Toppan CFI (Taiwan) Co., Ltd.), a corporation organized under the laws of the Republic of China;
28.	BriView (L) Corp., a corporation organized under the laws of Malaysia;
29.	AUO Crystal Corp., a corporation organized under the laws of the Republic of China;
30.	AUO Crystal (Malaysia) Sdn. Bhd., a corporation organized under the laws of Malaysia;
31.	M.Setek Co., Ltd., a corporation organized under the laws of Japan;
32.	AFPD Pte., Ltd., a corporation organized under the laws of Singapore;
33.	AU Optronics (Kunshan) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
34.	AUO Green Energy Germany GmbH, a corporation organized under the laws of Germany;
35.	Forhouse International Holding Ltd., a corporation organized under the laws of British Virgin Islands;
36.	Force International Holding Ltd., a corporation organized under the laws of British Virgin Islands;

37.	Forefront Corporation, a corporation organized under the laws of Mauritius;
38.	Fortech International Corp., a corporation organized under the laws of Mauritius;
39.	Full Luck Precisions Co., Ltd., a corporation organized under the laws of Mauritius;
40.	Forward Optronics International Corp., a corporation organized under the laws of Samoa;
41.	Prime Forward International Ltd., a corporation organized under the laws of Samoa;
42.	Forhouse Electronics (Suzhou) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
43.	Fortech Electronics (Suzhou) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
44.	Fortech Optronics (Xiamen) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
45.	Suzhou Forplax Optronics Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
46.	Fortech Electronics (Kunshan) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
47.	Full Luck (Wujiang) Precisions, Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
48.	Sanda Materials Corporation, a corporation organized under the laws of the Republic of China;
49.	Fargen Power Corporation, a corporation organized under the laws of the Republic of China;
50.	Evergen Power Corporation, a corporation organized under the laws of the Republic of China;
51.	a.u. Vista Inc., a corporation organized under the laws of California, United States of America;
52.	Space Money Inc., a corporation organized under the laws of the Republic of China; and
53.	LiGen Power Corporation, a corporation organized under the laws of the Republic of China.